EXECUTIVE EMPLOYMENT AGREEMENT

         THIS  EXECUTIVE  EMPLOYMENT  AGREEMENT  ("AGREEMENT")  is entered  into effective  as of  JANUARY  15,  2007  (the  "EFFECTIVE  DATE")  by  and  between
CharterMac Capital LLC (the "COMPANY"), and NICHOLAS A. C. MUMFORD ("Executive"). Certain capitalized terms used in this Agreement are used with the definitions ascribed to them on the attached EXHIBIT A, which is incorporated into this Agreement by this reference.

         WHEREAS, the parties desire to enter into an employment relationship on the terms and conditions set forth below:

         THEREFORE, the parties, intending to be legally bound, agree as follows:

1. EMPLOYMENT. The Company will employ Executive, and Executive will be employed by the Company, during the Employment Period (as defined below) on and subject to the terms and conditions contained in this Agreement. Unless terminated earlier pursuant to SECTION 4 hereof, the Employment Period shall begin upon the date hereof ("Effective Date") and shall continue for a period of three (3) years from such date, until December 31, 2009, ("INITIAL PERIOD"); provided that such period shall automatically be extended for additional periods of one year commencing on the third anniversary of the Effective Date, and each anniversary thereof (such additional period the "ADDITIONAL PERIOD") unless either party has given written notice to the other that such party does not want to extend the term of this Agreement, such notice to be given at least sixty (60) days prior to the end of the Initial Period or the Additional Period(s), as applicable (the Initial Period and the Additional Period(s), if applicable, collectively, the "EMPLOYMENT PERIOD").

2. DUTIES. During the Employment Period, Executive will serve as Executive Managing Director, Head of the Credit Risk Products Division of CharterMac and will report to Marc Schnitzer, or his successor as the Chief Executive Officer of CharterMac (the "CEO"). In addition to this position, as part of his duties he will be the Chief Executive Officer of Centerbrook Holdings LLC ("CENTERBROOK HOLDINGS"). During the Employment Period, Executive shall perform the duties and functions that are set forth on EXHIBIT B and such other duties and functions consistent with Executive's role as a member of senior management of the Company as shall be assigned to Executive from time to time by the CEO. Executive will perform such related and other duties as shall be reasonably assigned to Executive from time to time by the CEO. Executive will devote substantially all of his business time, best efforts and ability to the business of the Company and its affiliates, will faithfully and diligently perform Executive's duties pursuant to this Agreement, will comply with the overall policies established by the Company and/or CharterMac and will do all things reasonably in Executive's power to promote, develop and extend the Company's business. Executive shall be based in the Company's New York City office. Upon request, the Executive shall also serve as an officer, director or trustee of any entity controlled by, controlling or under common control (within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) with, the Company (an "AFFILIATE") for no additional compensation. Any compensation paid to the Executive by any Affiliate shall reduce the Company's obligations hereunder by the amount of such compensation (but shall be deemed to have been paid by the Company for purposes of calculating any benefit or severance obligations to the Executive under this Agreement).

3. COMPENSATION AND BENEFITS. During the Employment Period, the Company will pay and provide Executive as compensation for Executive's services pursuant to this Agreement the consideration specified and determined in accordance with this
SECTION 3, in each case subject to all withholdings required by applicable law.

          a. SALARY. As compensation for services hereunder, during the Employment Period the Company shall pay the Executive a base salary, payable in equal installments in accordance with the Company's procedures, at an annual rate of $390,000, less such deductions or amounts to be withheld as required by applicable law and regulations and deductions authorized by the Executive in writing (the "SALARY). Executive's Salary shall be subject to increase in the sole and absolute discretion of the Chief Executive Officer of CharterMac.


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          b.   DISCRETIONARY  BONUS.  For each  fiscal  year of  service  to the
               Company, Executive shall be eligible to receive a discretionary cash bonus ("DISCRETIONARY BONUS") of such amount (if any) as the
               CEO  may   determine  in  his  sole  and   absolute   discretion.
               Executive's target Discretionary Bonus shall be 300% of his Salary, which may be adjusted up or down depending on Executive's performance as determined in the sole and absolute discretion of the CEO. Such Discretionary Bonus, if any, will be payable at the end of February of the year following the year for which the bonus is awarded. If Executive is awarded a Discretionary Bonus that is equal to or less than 200% of his then Salary, the Discretionary Bonus will be paid in cash. If Executive is awarded a Discretionary Bonus that is greater than 200% of his then Salary, it shall be paid as follows: (i) the Discretionary Bonus up to 200% of Executive's Salary shall be paid in cash, and (ii) for the amount of the Discretionary Bonus greater than 200% of the Salary, 50% will be paid in cash and 50% will be paid in restricted stock, which shall vest ratably (and thus become non-forfeitable) in equal increments of ?, ? and ? on the first, second and third anniversaries of the date that the Discretionary Bonus is granted provided, except to the extent otherwise provided in this Agreement, that Executive is still employed by the Company on such vesting date.

          c. SHARE GRANT. Executive will be granted, effective as of the Effective Date, restricted common shares of CharterMac valued (as of the Effective Date) at $750,000 (collectively, the "SHARE GRANT") under and subject to the terms of the CharterMac Amended and Restated Incentive Share Plan (the "INCENTIVE PLAN"). The Share Grant shall vest and become exercisable over the course of three years in three equal installments on each of the first three anniversaries of the Effective Date, provided, except to the extent otherwise provided in this Agreement, that Executive is continuously employed by the Company on each such vesting date. Once vested, the Share Grant shall be non-forfeitable. Except to the extent otherwise provided in this Agreement, the Share Grant shall be subject to the terms of the applicable award agreement(s) from CharterMac evidencing the Share Grant. Notwithstanding anything to the contrary contained herein or in the documents governing the Share Grant, upon (x) a Change of Control (as defined EXHIBIT A) or (y) Executive's termination of employment with the Company and its affiliates, any unvested portion of the Share Grant (and, in the case of a Change of Control, any unvested restricted stock issued to the Executive under Section 3.b.) shall immediately vest in full, unless such termination is by the Company or any of its affiliates for Cause or by Executive without Good Reason, in which event any unvested portion of the Share Grant shall be forfeited. The award agreement(s) will be in the form generally used for similarly situated employees.

          d. VACATION. Executive shall be entitled to four weeks vacation per year for each year this Agreement is in effect. All vacation shall be taken at such times as shall be agreed upon by the CEO. Executive shall have the right to carry over up to ten (10) vacation days from one calendar year to the next. In addition to the twenty (20) vacation days, Executive shall be entitled to take additional vacation days for religious observances and Company holidays.

          e. BENEFITS. Executive will be entitled to participate in any fringe benefit and other employee benefit plans and programs generally available to similarly situated executives of the Company as in effect from time to time, including medical, dental, life and disability insurance, to the extent that Executive may be eligible to do so under the applicable provisions of the plans and programs providing such benefits.

          f. EXPENSES. Executive shall be entitled to reimbursement of amounts incurred by him in connection with the performance by him of his duties and obligations hereunder in accordance with the Company's expense reimbursement policy applicable generally to similarly situated executives of the Company ("REIMBURSABLE AMOUNTS"). Executive shall apply for all reimbursements for a particular calendar year not later than forty-five (45) days after it ends, and payment shall occur not later than two and one-half months after the end of the calendar year to which the Reimbursable Amounts relate.


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



          g. OTHER COMPENSATION. Executive also will be entitled to participate in bonus and other incentive plans or programs and co-investment programs established by CharterMac or its affiliates from time to time, with the amount of such participation determined in the sole discretion of the CEO. Executive also will receive a Centerbrook incentive award in the form attached hereto as EXHIBIT C.


4. TERMINATION; SEVERANCE BENEFITS. The Employment Period and Executive's employment with the Company will terminate upon the first to occur of the following and the Company shall make the following payments and no other payments upon the occurrence of such event, subject in all cases to the terms and conditions of SECTION 10(E) hereof:

          a. DEATH. If Executive dies during the Employment Period, the Termination Date will be the date of Executive's death. In such event, the Company shall pay Executive's estate within thirty
               (30) days of the date of Executive's death, a death benefit equal to: (i) Executive's earned but unpaid Salary, any Reimbursement Amounts for the period prior to termination, any accrued but unused vacation, and any declared but unpaid Discretionary Bonus (collectively "Entitlements"); (ii) any rights to which Executive is entitled in accordance with plan provisions under any employee benefit plan, fringe benefit or incentive plan ("BENEFIT Rights"); (iii) additional benefits (if any) in accordance with the applicable terms of applicable Company plans, programs and arrangements ("COMPANY ARRANGEMENTS"); and (iv) severance compensation equal to twelve (12) months of Executive's then current Salary and 75% of the amount of the Executive's most recently declared and paid Discretionary Bonus ("SEVERANCE PAY"). In addition, any unvested options awarded to the Executive under the Incentive Plan and other unvested equity shall fully vest upon the Termination Date of the Executive. Further, all of Executive's vested options shall remain exercisable for the balance of the maximum stated term.

          b. TOTAL DISABILITY. If Executive incurs a Total Disability (as defined below), the Termination Date will be the date Executive (or Executive's beneficiary or representative) is determined to have incurred a Total Disability (the "DISABILITY PAYMENT DATE"). In such event the Company shall pay Executive (or Executive's beneficiary or representative) within thirty (30) days of the Disability Payment Date, a disability benefit equal to: (i) the Entitlements; (ii) Benefit Rights; (iii) Company Arrangements; and (iv) Severance Pay. In addition, any unvested options awarded to the Executive under the Incentive Plan and other unvested equity shall fully vest upon the Termination Date of the Executive, and all of Executive's vested options shall remain exercisable for the balance of the maximum stated term. For these purposes, a "TOTAL Disability" shall be deemed to have occurred if in the judgment of the a physician jointly selected by the Company and the Executive, the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's principal services hereunder for (A) a period of six consecutive months or (B) for shorter periods aggregating six months during any twelve-month period.

          c. TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. Executive's employment may be terminated by the Company for Cause at any time upon written notice from the Company to Executive. The Company's notice must set forth the facts or circumstances constituting Cause and specify the Termination Date. Executive may resign without the existence of Good Reason at any time upon not less than thirty (30) days written notice to the Company. The Company may accept Executive's resignation effective as of the date specified by Executive in his notice to the Company or it may accelerate Executive's resignation date to be effective as of any earlier date following receipt of such notice. Upon the occurrence of either such event, the Company shall only be obligated: (i) to pay Executive the Entitlements; and (ii) to provide Executive with the Benefits Rights and the Company Arrangements. All of Executive's vested options shall remain exercisable to the extent required by the terms of the Incentive Plan and/or other applicable plans. All of Executive's unvested options shall be forfeited.


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



          d. TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. Executive may be terminated by the Company without Cause upon not less than thirty (30) days' written notice to Executive. The Company's notice must specify the Termination Date. Executive may resign if Good Reason exists upon not less than ten (10) days' written notice to the Company. Executive's notice must set forth the facts and circumstances constituting Good Reason and specify the Termination Date.

               If Executive's employment is terminated by the Company without Cause or Executive terminates his employment with the Company for Good Reason, Executive shall have no further rights or claims hereunder or with regard hereto except that, subject to his execution (within 30 days after delivery to Executive) of a release running to the Company and its related entities and their respective partners, shareholders, officers, directors and employees of all claims relating to his employment and termination substantially in the form of EXHIBIT D (with only such reasonable changes therein as may be deemed by counsel to the Company to be required to comply with applicable law at the time of delivery of such release) (the "RELEASE"): (i) the Company will pay Executive a separation payment equal to the Entitlements and Severance Pay; and (ii) Executive will be entitled to the Benefits Rights and the Company Arrangements. If Executive elects not to sign and deliver the Release, then the Company shall have no obligation to pay Executive the monies and benefits described in the prior sentence. Further, any unvested options awarded to the Executive under the Incentive Plan and other unvested equity shall fully vest upon the Termination Date of the Executive, and all of Executive's vested options shall remain exercisable for the balance of the maximum stated term.

          e. EXPIRATION OF THE EMPLOYMENT PERIOD. In the event that the Company does not-renew this Agreement and as a result Executive's employment terminates, Executive shall have no further rights or claims hereunder or with regard hereto except that, subject to his execution (within 30 days after delivery to Executive) of the
               Release: (i) the Company will pay Executive a separation payment equal to the Entitlements and Severance Pay; (ii) Executive will be entitled to the Benefits Rights and the Company Arrangements; and (iii) any of Executive's vested options shall remain exercisable for the balance of the maximum stated term. If Executive elects not to sign and deliver the Release, then the Company shall have no obligation to pay Executive the monies and benefits described in the prior sentence. Further, if the Executive executes the Release, the vesting of any unvested options awarded to the Executive under the Incentive Plan and other unvested equity shall be accelerated by two years.

          f. CHANGE IN CONTROL. If, during the Employment Term, the Executive's employment is terminated by the Company in anticipation of, or within one year after a Change in Control (other than as a result of Cause, death or Disability), or by the Executive for Good Reason within one year after a Change in Control, the Company shall have no liability or further obligation to the Executive and the Executive shall have no further rights or claims hereunder or with regard hereto except that, subject to his execution (within 30 days after delivery to Executive) of the Release: (i) the Company will pay Executive the Entitlements and a separation payment equal to twenty-four months of Executive's then current Salary and 150% of the amount of the Executive's most recently declared and paid Discretionary Bonus; and (ii) Executive will be entitled to the Benefits Rights and the Company Arrangements; If Executive elects not to sign and deliver the Release, then the Company shall have no obligation to pay Executive the monies and benefits described in the prior sentence. Further, any unvested options awarded to the Executive under the Incentive Plan and other unvested equity shall fully vest upon the Termination Date of the Executive, and all of Executive's vested options shall remain exercisable for the balance of the maximum stated term. For purposes of this SECTION 4(F), the Termination Date shall be Executive's last day of employment with the Company.

          g. IMMEDIATE CESSATION OF EMPLOYMENT. If the Company gives notice to Executive pursuant to SUBSECTION (C) above, or Executive gives notice to the Company pursuant to SUBSECTION (C) above, the Company may further direct Executive to immediately cease Executive's activities on behalf of the Company, to remove Executive's personal belongings from the premises of the Company and/or to discontinue using any of the Company's facilities.


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



          h. COOPERATION. The Executive agrees to cooperate with the Company, during the Employment Period and thereafter (including following the Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its Affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any Affiliate, in any such action, suit, or proceeding, by providing information and meeting and consulting with: (i) the Board or its representatives or counsel, (ii) representatives or counsel to the Company, and/or (iii) any Affiliate as reasonably requested.. The Company agrees to reimburse the Executive, for all reasonable expenses actually incurred in connection with his provision of testimony or assistance.


5. NON-COMPETITION AGREEMENT.

          a. Executive absolutely and unconditionally covenants and agrees with the Company that, during his employment with the Company or its Affiliates and for a period of twelve (12) months following Executive's termination for any reason whatsoever (the "NONCOMPETE PERIOD") and provided the Company has not waived any material breach of his post-termination obligations, Executive will not, either directly or indirectly, solely or jointly with any other person or persons, as an employee, consultant, or advisor (whether or not engaged in business for profit), or as an individual proprietor, partner, shareholder, director, officer, joint venturer, investor, lender, or in any other capacity, engage in a Competitive Business (as defined in EXHIBIT A) (i) as conducted as of the date of execution of this Agreement; (ii) as conducted during the term of this Agreement; or (iii) as proposed to be conducted by the Company Group as of the Termination Date (collectively, "COMPETITION"). Notwithstanding the foregoing, Executive may return to work for IXIS Capital Markets North
               America, Inc. or its successors without complying with the Noncompete Period.

          b. If a court or arbitration panel concludes through appropriate proceedings that the Executive has breached the covenant set forth in this SECTION 5, the term of the covenant shall be extended for a term equal to the period for which the Executive is determined to have breached the covenant.

6. COVENANT NOT TO DISCLOSE. Executive agrees that, by virtue of the performance of the normal duties of his position with the Company and by virtue of the relationship of trust and confidence between the Executive and the Company, he possesses certain data and knowledge of operations of the Company Group which are proprietary in nature and confidential. The Executive covenants and agrees that he will not, at any time, whether during the term of this Agreement or otherwise, reveal, divulge or make known to any person (other than the Company Group) or use for his own account, any confidential or proprietary record, data, model, trade secret, pricing policy, bid amount, bid strategy, rate structure, personnel policy, method or practice of obtaining or doing business by the Company Group, or any other confidential or proprietary information whatsoever (the "CONFIDENTIAL Information"), whether or not obtained with the knowledge and permission of the Company and whether or not developed, devised or otherwise created in whole or in part by the efforts of the Executive. The Executive further covenants and agrees that he shall retain all such knowledge and information which he shall acquire or develop respecting such Confidential Information in trust for the sole benefit of the Company and its successors and assigns. Executive shall not, without the prior written consent of the Company, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it. In the event Executive is compelled by order of a court or other
governmental   or  legal  body  to  communicate  or  divulge  any   Confidential
Information to anyone other than the Company and those designated by it, Executive shall promptly notify the Company of any such order and shall cooperate fully with the Company (and the owner of such Confidential
Information) in protecting such information to the extent possible under applicable law. Nothing in this SECTION 6 is intended to, or shall, prohibit Executive from discuss any matters with his attorney for the purposes of seeking legal advice, provided that Executive notifies his attorney of Executive's obligations under this section.


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



7. NON-INTERFERENCE COVENANT. Executive covenants and agrees that he will not, at any time, whether during the Employment Period and the Noncompete Period, directly or indirectly, for whatever reason, whether for his own account or for the account of any other person, firm, company or other organization: (i) solicit for employment, employ, or otherwise deal with in a manner which interferes with the Company Group's relationship with any person or entity who is an employee, officer, director or independent contractor of the Company Group at any time or who constitutes a bona fide prospective employee, officer, trustee, director or independent contractor of the Company Group, unless such person or entity shall no longer be actively employed, or engaged by the Company Group and shall no longer constitute a bona fide prospective employee, officer, director or independent contractor of the Company Group; provided, however, Executive will not be deemed to be in violation of this clause (i) if an employee of the Company Group is hired by Executive's future employer provided that Executive did not otherwise violate this provision; (ii) interfere in any manner with any of the Company Group's contracts or relationships with any investor, customer, client or supplier (of services or tangible or intangible property) of the Company Group, or any person or entity who is a bona fide prospective, investor customer, client or supplier of the Company Group; (iii) solicit or otherwise interfere with any existing or proposed contract or relationship between the Company Group and any other party or (iv) speak or write in any manner which is disparaging of the Company Group, its business practices, employees, officers, trustees or directors.

8. BUSINESS MATERIALS AND PROPERTY DISCLOSURE. All written materials, records and documents made by the Executive or coming into his possession concerning the business or affairs of the Company Group shall be the sole property of the Company Group and, upon termination of his employment with the Company, the Executive shall deliver the same to the Company and shall retain no copies. The Executive shall also return to the Company all other property in his possession owned by the Company upon termination of his employment.

9. BREACH BY EXECUTIVE. It is expressly understood, acknowledged and agreed by the Executive that (i) the restrictions contained in SECTIONS 5, 6, 7 and 8 of this Agreement represent a reasonable and necessary protection of the legitimate interests of the Company and that his failure to observe and comply with his covenants and agreements in those Sections will cause irreparable harm to the Company; (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (iii) a remedy at law for such failure by Executive will be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which the Company may have in the event of any breach of said Sections, the Company shall be entitled, and is expressly and irrevocably authorized by Executive, to demand and obtain specific performance, including without limitation temporary and permanent injunctive relief, and all other appropriate equitable relief against Executive in order to enforce against Executive, or in order to prevent any breach or any threatened breach by Executive, of the covenants and agreements contained in those Sections in any court of competent jurisdiction without the need to post any bond or undertaking. If any restriction with regard to competition is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities, or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area to which it may be enforceable and the Company shall have no further obligations hereunder.

10. GENERAL PROVISIONS.

          a. Except insofar as Executive may be subject to general policies adopted by the Company from time to time, this Agreement contains the entire agreement between the parties with respect to its subject matter, and all prior other representations, warranties, conditions or agreements relating to the subject matter of this Agreement, whether or not reduced to writing in whole or part, are hereby revoked, terminated and declared to be null and void. There shall be no contractual or similar restrictions on Executive's right to terminate his employment with the Company or its affiliates, or on his post-employment activities, other than restrictions expressly set forth in this Agreement.

          b. The waiver by any party of any breach or default of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach or default of the same or any other provision of this Agreement. This Agreement may not be changed orally, but only by an instrument in writing duly executed on behalf of the party against which enforcement of any waiver, change, modification, consent or discharge is sought.

          c. This Agreement is binding upon and will inure to the benefit of the Company, Executive and their respective successors, assigns, heirs and legal representatives. Insofar as Executive is concerned, this Agreement is personal and Executive's duties under it may not be assigned or delegated. The Company may assign or delegate its rights or obligations under this Agreement to any successor owner of the Company's business, and, if ownership of the Company's business is transferred or the Company is merged with or consolidated into another entity, the Company will cause the successor to assume all of the Company's obligations under this Agreement.

          d. The existence, terms, and conditions of this Agreement are and shall be deemed to be fully confidential and shall not be disclosed by Executive or the Company to any person or entity, except: (i) as may be required by law; (ii) by Executive to his accountant to the extent necessary to prepare his tax returns;
               (iii) by Executive to his family and attorney; (iv) by the Company or any Affiliate of the Company to their attorneys and human resources personnel or to any entity which shall have executed a confidentiality agreement with the Company or any Affiliate of the Company; (v) by Executive to any lender, condominium or cooperative board, or other entity or person that may require employment or other financial information for bona fide reasons that are not competitive with the Company, provided that the financial terms of this Agreement may not be disclosed to any potential employer that is a competitor of the Company, and that Executive gives each such person to whom disclosure is made notice of the confidentiality provisions of this Agreement. Notwithstanding the foregoing Executive shall not be prohibited from disclosing the general terms of his compensation to prospective Employers.

          e. The Company may withhold from any and all amounts payable to Executive hereunder pursuant to such federal, state and local taxes as may be required to be withheld pursuant to any applicable laws or regulation. The Executive is solely responsible for the payment of any tax liability (including any taxes and penalties arising under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")) that Executive incurs as a result of any payments or benefits that the Executive receives pursuant to this Agreement. The Company shall not have any obligation to pay the Executive for any such tax liabilities. Nevertheless, if the Company reasonably determines that any payments or benefits pursuant to SECTION 4 above would cause the Executive to incur liability for additional tax and/or penalties under Section 409A of the Code, then the Company (of its own initiative or upon request of the Executive) may suspend such payments or benefits until the end of the six-month period immediately following termination of the Executive's employment (the "409A Suspension Period"). As soon as reasonably practical after the end of the 409A Suspension Period, the Company will make a lump-sum payment to the Executive, in cash, in an amount equal to any payments and benefits that the Company does not make on account of the 409A Suspension Period. At the close of the 409A Suspension Period, the Executive will receive any remaining payments and benefits due pursuant to Section 4 in accordance with the terms of that Section (as if there had not been any suspension beforehand). Notwithstanding the foregoing, in the event that this Agreement or any payment or benefit paid to the Executive hereunder is deemed to be subject to Section 409A of the Code in a manner that imposes additional tax and/or penalties thereunder, Executive and the Company agree to negotiate in good faith to adopt such amendments that are necessary to comply with
               Section 409A of the Code in a manner that would not impose additional tax and/or penalties thereunder or to exempt such payments or benefits from Section 409A of the Code.

          f. In the event of any dispute between the Company and Executive, including with regard to this Agreement or Executive's employment with or termination from the Company, other than an action for injunctive relief pursuant to SECTIONS 5, 6, 7 AND 8 hereof, such dispute shall be resolved pursuant to the employment arbitration rules of the American Arbitration Association ("AAA") by arbitration conducted in New York City, New York. The decision of the arbitrator or arbitrators shall be final and binding on the parties hereto and may be entered in any court having jurisdiction. Each party shall bear its own costs of arbitration, including without limitation, attorneys' fees and witness expenses. All other costs of the arbitration, including the fees of the arbitrator, the cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid one half by the Company and one half by the Executive. Notwithstanding the foregoing, the arbitrator may, in his or her discretion, award reasonable attorneys' fees (in addition to any other damages, expenses or relief awarded) to the prevailing party.

          g. All notices hereunder shall be given in writing and shall be either delivered personally, or sent by certified or registered mail, return receipt requested, addressed to the other party at such party's address on the books of the Company or at the Company's executive offices (to the attention of the General Counsel), as the case may be. Notices shall be deemed given when received, or two (2) business days after mailing, whichever is earlier.

          h. The parties have entered into this Agreement in the belief that its provisions are valid, reasonable and enforceable. If any one or more of the provisions shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision in this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

          i. Executive acknowledges that the prohibitions and restrictions set forth in this Agreement are reasonable and necessary for the protection of the business of the Company, that the restrictions and prohibitions here will not prevent him from earning a livelihood after the termination of Executive's employment and that part of the compensation paid and benefits provided to Executive are in consideration for entering into this Agreement.

          j. This Agreement is governed by, and is to be construed in accordance with, the law of the State of New York without reference to the conflicts of laws principles thereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          k. The Executive shall perform all services in accordance with the applicable policies, procedures and rules established by the Company or CharterMac. In addition, the Executive, shall comply with all laws, rules and regulations that are generally applicable to the Company, its Affiliates and their employees, trustees, directors and officers. To the extent that the terms of this Agreement conflict with any rule, policy, procedure established by the Company, the terms of this Agreement will control.

          l. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections are to sections of this Agreement, unless otherwise indicated. Further, the parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumptions or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

          m. The provisions of SECTIONS 4(H), 5, 6, 7, 9, 10(F) AND 11 of this Agreement shall survive and shall continue to be binding upon the Executive and the Company notwithstanding the termination of this Agreement for any reason whatsoever.

          n. The parties warrant and represent that each has the legal capacity and authority to enter into this Agreement.

11. INDEMNIFICATION AND D&O INSURANCE. The Company shall indemnify the Executive and provide Executive with the advancement of expenses to the fullest extent provided for like senior executives providing services for the Company. During the Employment Period and for a period of six years thereafter, the Company shall maintain directors' and officers' insurance coverage for Executive.

12. LEGAL FEES. The Company shall reimburse the Executive for the Executive's reasonable legal expenses incurred in negotiating the terms of this Agreement in an amount not to exceed $5,000.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the Effective Date.

EXECUTIVE:                                 CHARTERMAC CAPITAL LLC



__________________________________         By__________________________________
Name:  NICHOLAS A.C. MUMFORD                 Name: MARC D. SCHNITZER
                                              Title:   CHIEF EXECUTIVE OFFICER

                                    EXHIBIT A

                                   DEFINITIONS

When used in the Executive Employment Agreement to which this EXHIBIT A is appended (the "AGREEMENT"), the following terms have the following meanings. Any capitalized terms used below which are defined in the Agreement are used with the meanings ascribed to them in the Agreement.

"CAUSE" means: (A) the Executive's conviction of, plea of NOLO CONTENDERE to, plea of guilty to, or written admission of the commission of, a felony; (B) any breach by the Executive of any material provision of this Agreement; (C) any act by the Executive involving dishonesty, moral turpitude, fraud or misrepresentation with respect to his duties for the Company or its Affiliates, which has caused material harm to the Company; (D) Executive's failure to follow reasonable directions from the CEO, the board of directors of the Company, or the board of directors of CharterMac; (E) any violation of a provision of the written Code of Conduct of the Company or other similar written policies of the Company (or failure to agree to observe the code of conduct) as in effect from time to time, which violation has a material adverse effect on the Company or its Affiliates; or (F) gross negligence or willful misconduct on the part of the Executive in the performance of his duties, responsibilities or obligations as set forth in this Agreement; provided, that in the case of a breach set forth in clause (B) above, such breach shall continue for a period of thirty (30) days following written notice thereof by the Company to the Executive.

"CHANGE OF CONTROL" as used herein shall be deemed to have occurred if: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), which is not an Affiliate of CharterMac is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of CharterMac representing 50.1% or more of the combined voting power of CharterMac's then outstanding securities; (ii) any consolidation or merger of CharterMac with or into any other corporation or other entity or person (other than an Affiliate of CharterMac) in which the shareholders of CharterMac prior to such consolidation or merger own or owns less than 50.1% of CharterMac's voting power immediately after such consolidation or merger (excluding any consolidation or merger effected exclusively to change the domicile of CharterMac); (iii) a sale of all or substantially all of the assets of CharterMac or (iv) a liquidation or dissolution of CharterMac; provided, that no Change of Control shall be deemed to occur with respect to any of the above-referenced events if after such event Executive continues to be an employee of a company that is an Affiliate of CharterMac and continues to have duties and functions and compensation consistent with those referenced herein (unless Executive refuses or terminates such employment without Good Reason).

"COMPANY GROUP" means CharterMac or its Affiliates, including, without limitation, American Mortgage Acceptance Company, Charter Mac Corporation, CharterMac Capital Company LLC, CharterMac Capital LLC, CharterMac Mortgage Capital Corporation, CharterMac Mortgage Partners Corp., Centerbrook Holdings LLC, ARCap Investors, L.L.C. and ARCap REIT, Inc.

"COMPETITIVE BUSINESS" means any of the businesses of the Company Group, including, without limitation:

         (A) engaging, participating, or being involved directly or indirectly in any respect in the business of analyzing, structuring, marketing, investing in or assisting any person or entity in the analysis, structuring, marketing or investing in (i) real estate related asset-backed securities, including, but not limited to, collateralized debt obligation vehicles, or (ii) real estate investments relating to the allocation of benefits under the Community Reinvestment Act.

         (B) engaging, participating, or being involved directly or indirectly in any respect in the business of analyzing, investing in, purchasing or assisting any person or entity in the analysis, investment in or purchase of non-investment grade Commercial Mortgage Backed Securities (including servicing loans or originating loans) other than for Executive's own account or by way of investment by Executive in less than five percent (5%) of the outstanding stock or other securities or a publicly traded entity;

         (C) arranging for or providing, directly or indirectly, debt and/or equity financing products or services to developers or owners of real property other than for Executive's own account or by way of investment by Executive in less than five percent (5%) of the outstanding stock or other securities or a publicly traded entity;

         (D) engaging, participating, or being involved directly or indirectly in any respect in the business of the syndication and sale of housing tax credits, historic rehabilitation tax credits, new markets tax credits or home ownership tax credits other than for Executive's own account or by way of investment by Executive in less than five percent (5%) of the outstanding stock or other securities or a publicly traded entity; or

         (E) providing credit intermediation relating to debt or equity interests in real property other than for Executive's own account or by way of investment by Executive in less than five percent (5%) of the outstanding stock or other securities or a publicly traded entity.

 "FISCAL YEAR" means the fiscal year of the Company which is the period commencing January 1 and ending December 31 of each calendar year.

"GOOD REASON" shall mean the occurrence of the following events without the Executive's prior written consent, provided that such occurrence is not cured within thirty (30) days of the Executive giving the Company written notice thereof: (A) assignment of the Executive to duties materially inconsistent with the Executive's positions as described in Section 1 hereof, or any significant diminution in the Executive's duties or responsibilities, other than in connection with the termination of the Executive's employment for Cause or Total Disability or by the Executive other than for Good Reason; (B) any material breach by the Company of its obligations under this Agreement which continues for a period of thirty (30) days after notice to the Company; (C) a change in the location of the Executive's principal place of employment to a location outside of the general New York metropolitan area; (D) there is a reduction in the Executive's Base Salary or a material reduction in the aggregate package of benefits provided to the Executive under this Agreement; (E) the Company's delivery to the Executive of the Company's notice not to extend the term of this Agreement; or (F) any failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after any merger, consolidation, sale or similar transaction.

"TERMINATION DATE" means the effective date of termination of the Employment Period and Executive's employment with the Company, regardless of the cause of such termination.

                                    EXHIBIT B

                                 Job Description





Titles:

o Executive Managing Director of CharterMac, Head of Credit Risk Products Division (CRP)

o    CEO of Centerbrook Holdings LLC

Duties:

o Develop and direct the execution of the annual and five-year business plans for the CRP division, that will include, but not be limited to, (i) attainment of the entity's original goals with respect to affordable housing products and (ii) growth and diversification into other product lines

o    Serve as a member of CharterMac's Strategic Planning Group

o    Serve as a board member of Centerbrook Holdings LLC

o Cooperate with and assist other executives of CharterMac to further the company's success in its various divisions and business lines

                                    EXHIBIT C

                [Form to be attached following this divider page]

                                    EXHIBIT D

                             FORM OF GENERAL RELEASE


         It hereby is agreed, by and among CharterMac Capital LLC ("EMPLOYER"), and _________________ ("Employee"), as follows:

                  1. [The Employee submits, and the Employer accepts, his permanent resignation from employment effective ___________][The Employer requests and the Employee submits to his termination from employment effective ___________]. Employee hereby waives any and all rights or claims to reinstatement or reemployment by the Employer. Reference is made to that certain agreement dated as of ___________, 2007 between the Employer and the Employee (the "Employment Agreement").

                  2. In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Employee, Employee, for himself, his heirs, executors, administrators, successors and assigns, hereby releases and forever discharges the Employer, including any and all of Employer's subsidiaries, affiliates or related business entities (including, without limitation, American Mortgage Acceptance Company, CharterMac, Charter Mac Corporation, CharterMac Capital Company LLC, CharterMac Mortgage Capital Corporation, CharterMac Mortgage Partners Corp., Centerbrook Holdings LLC and ARCap Investors, L.L.C.), its or their past, present and future owners, partners, directors, officers, agents, representatives, and employees or any of its or their subsidiaries, affiliates, parents, or related business entities, and its or their respective heirs, executors, administrators, successors and assigns, of, from and/or for all manner of actions, proceedings, causes of action, suits, debts, sums of money, accounts, contracts, controversies, agreements, promises, damages, judgments, claims, and demands whatsoever, known or unknown, whether arising in law or equity, out of any federal, state or city constitution, statute, ordinance, bylaw or regulation, or under the Employment Agreement, arising out of or relating to Employee's employment by the Employer, including but not limited to the termination of such employment, all claims of discrimination on the basis of age, alienage, citizenship, creed, disability, gender, handicap, marital status, national origin, race, religion sex or sexual orientation, and, without limitation, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Rehabilitation Act, the Americans With Disabilities Act, the New York State Human Rights Law, the New
York City Human Rights Law, and any other federal, state or local statute, ordinance, rule, regulation or order (collectively, "Claims" or "Damages"), which Employee ever had, now has, or which he, or his heirs, executors, administrators, successors or assigns can or may have for, or by reason of, any matter, cause, event, act, omission, transaction or occurrence up to and including the date of the execution of this Release, arising out of or relating to Employee's employment by the Employer, including but not limited to the termination of such employment.

                  3. The Employer, for itself, its successors, assigns and legal representatives, hereby releases and forever discharges the Employee, and the Employee's heirs, executors, administrators, legal representatives and assigns, from and against any and all Claims or Damages which the Employer ever had, now has for, or by reason of, any matter, cause, event, act, omission, transaction or occurrence up to and including the date of the execution of this Release, arising out of or relating to Employee's employment by the Employer; provided, however, that the Employer is not releasing any claims ("Retained Claims") with respect to any act or failure to act by the Employee that constitutes Employee's bad faith, gross negligence or willful misconduct or any fraudulent, intentionally improper, unauthorized or unlawful acts by the Employee, with the understanding that the Employer is not currently aware of any such acts; and provided further that any Retained Claims that are not brought in a legal proceeding against the Employee within eighteen (18) months following the date of this Release shall be deemed released and forever discharged from and after the date which is eighteen (18) months following the date of this Release.

                  4. (a) Except with respect to continuing obligations under and amounts owed pursuant to the Employment Agreement and any vested benefits under the Employer's employee benefit plans or those of its subsidiaries or affiliates, Employee covenants not to in any way cause to be commenced or prosecuted, or to commence, maintain or prosecute any action, charge, complaint or proceeding of any kind, on his own behalf or as a member of any alleged class of persons, in any court or before any administrative or investigative body or agency (whether public, quasi-public or private), against the Employer, or any of its subsidiaries, parents, affiliates, related business entities, or their respective successors or assigns, or any individual now or previously employed by the Employer, or by any of its subsidiaries, parents, affiliates, or related business entities and their successors and assigns, with respect to any act, omission, transaction or occurrence up to and including the date of this Agreement.

                         (b)  Employee  further   represents  that  he  has  not
commenced, maintained, prosecuted or participated in any action, charge, complaint or proceeding of any kind (on his own behalf and/or on behalf of any other person and/or on behalf of or as a member of any alleged class of persons) that is presently pending in any court, or before any administrative or investigative body or agency (whether public, quasi-public, or private), against or involving the Employer, or any of the Employer's subsidiaries, parents, affiliates, or related business entities, or their successors or assigns or any individual now or previously employed by the Employer, or by any of its subsidiaries, parents, affiliates, or related business entities or their successors and assigns.

                         (c) The Employer  covenants  not to in any way cause to
be commenced or prosecuted, or to commence, maintain or prosecute any action, charge, complaint or proceeding of any kind in any court or before any administrative or investigative body or agency (whether public, quasi-public or private), against the Employee with respect to any act, omission, transaction or occurrence up to an including the date of this Release relating to the
Employer's employment of the Employee or the termination of his employment; provided, however, that the Employer is not waiving and shall not waive such right with respect to any act or failure to act by the Employee that constitutes Employee's bad faith, gross negligence or willful misconduct or any fraudulent, intentionally improper, unauthorized or unlawful acts by the Employee. [As of the date of this Release, the Employer is not aware of any act or failure to act by the Employee that would give rise to any action, charge, complaint or proceeding of any kind in any court or before any administrative or investigative body or agency (whether public, quasi-public or private), against the Employee.] 1

                         (d) The Employer  represents that it has not commenced,
maintained, prosecuted or participated in any action, charge, complaint or proceeding of any kind that is presently pending in any court, or before any administrative or investigative body or agency (whether public, quasi-public, or private), against or involving the Employee or relating to the Employee's employment with the Employer or the termination of his employment.

                  5. Employee acknowledges that he has been fully and fairly represented by counsel in connection with the execution and delivery of this Release, the terms of which have been explained to him.

                  6. Employee acknowledges that he has considered fully the terms of this Agreement before signing; that he has read this Agreement in its entirety and understands its terms; that he agrees to all terms and conditions contained herein; that he is signing this Agreement knowingly and voluntarily; and, that he intends to abide by its terms in all respects.

                  7. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to New York's choice of law provisions. Any action to enforce this Agreement shall be brought in the New York State Supreme Court, County of New York. The parties hereby consent to such jurisdiction.

                  8.  This   Agreement   may  be   executed  in  more  than  one
counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


(1) This bracketed sentence will be included in the Release if at the time of the execution of the Release, the Employer is able to make such statement. If at that time the Employer is not able to make such statement, the Release must be executed without such sentence.

------------------------                    ------------------------------
          Date                                        [Employee]

Signed before me this
____ day of _____, [Year]



--------------------------
     Notary Public
                                            CHARTERMAC CAPITAL LLC


________________________                    By:______________________________
          Date                              Name:
                                            Title:

Signed before me this
____ day of _____, [Year]



--------------------------
     Notary Public

[If at time of execution the Employee is 40 years of age or older, this General Release is to be modified to comply with the provisions of the Older Workers Benefit Protection Act or similar legislation]







LEGAL_US_E # 71823988.7